Exhibit 10.1

EXPANDED PUT RIGHT AGREEMENT

THIS EXPANDED PUT RIGHT AGREEMENT (this “Agreement”), dated as of January 4, 2011, is by and between ENER1, INC., a Florida corporation (“Ener1”), and INVESTINOR AS, a Norwegian investment company (the “Holder”).

A.           The Holder is a holder of shares of Series B Convertible Preferred Stock (the “Series B Shares”) of Think Holdings AS (“Think”).

B.           Ener1, the Holder and the other shareholders of Think Holdings, AS (“Think”) are party to the Amended and Restated Shareholders Agreement, dated as of August 3, 2010 (the “Shareholders Agreement”).

C.           Under the Shareholders Agreement, holders that purchased Series B Shares in the second and most recent round of Series B financing by Think (such shares, the “Second Tranche Shares”) have a “put right”; that is, the right to request Ener1 to accept an exchange of (i) such Second Tranche Shares and (ii) one-half of the Warrants to purchase Series B Shares (the “Series B Warrants”) that they acquired with their Second Tranche Shares for restricted shares of Ener1 common stock (the “Ener1 Shares”).

D.           The Holder holds additional Series B Shares that it acquired in the initial round of Series B financing by Think (such shares, the “First Tranche Shares”), and Ener1 has agreed to expand the put right for the Holder to cover the First Tranche Shares for Ener1 Shares, provided that the Holder (i) funds Think not less than an additional US$2.0 million in bridge financing  contemporaneously herewith so that the aggregate amount of additional funding by Holder is not less than US$2.5 million (the “Additional Funding”), (ii) waives its existing special rights under Section 10 of the Shareholders Agreement, and (iii) subject to the board approval of the Holder and the board approval of Think, the Holder shall have the right to invest between US$3 – 7 million of new money into Think over the next 12 months from the date of this Agreement.

E.           The Additional Funding will, in connection with an anticipated equity financing by Think, be converted into Series B Shares (or other Think equity securities issued in such equity financing), and Ener1 has agreed to expand the put right for the Holder to cover the Series B Shares (or other Think equity securities) evidencing the Additional Funding (the “Additional Funding Securities”) for restricted Ener1 Shares.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ener1 and the Holder hereby agree as follows:

1.           EXPANDED PUT RIGHT; WAIVER OF INVESTINOR SPECIAL RIGHTS.

1.1           Exchange Ratio; Registration of Ener1 Shares.

(a)           Provided that the Holder has funded Think not less than US$2.5 million in Additional Funding and subject to the terms and conditions set forth herein, the Holder may, at any time prior to 5 p.m., New York City time, May 5, 2011, exercise it put right described herein (the “Put Right”) at the exchange ratio described below:

(i)
for each Second Tranche Unit (as defined below) delivered to Ener1, the Holder will be entitled to receive a number of Ener1 Shares equal to the quotient of (x) the then current US dollar equivalent of NOK 10 divided by (y) the Ener1 Share Price (as defined in the Shareholders Agreement).  As used herein, the term “Second Tranche Unit” means (i) one Second Tranche Share and (ii) one-half of the number of Series B Warrants that the Holder received for the purchase of one Second Tranche Share;

(ii)
for each First Tranche Unit (as defined below) delivered to Ener1, the Holder will be entitled to receive a number of Ener1 Shares equal to the quotient of (x) the then current US dollar equivalent of NOK 10 divided by (y) the Ener1 Share Price.  As used herein, the term “First Tranche Unit” means (i) one First Tranche Share and (ii) the lesser of one-half of the number of Series B Warrants that the Holder received for the purchase of one Second Tranche Share and the actual number of Series B Warrants then owned by the Holder; and

(iii)
for each Additional Funding Share Unit (as defined below) delivered to Ener1, the Holder will be entitled to receive a number of Ener1 Shares equal to the quotient of (x) the then current US dollar equivalent of NOK 10 divided by (y) the Ener1 Share Price.  As used herein, the term “Additional Funding Share Unit” means (i) one Series B Share received by the Holder in connection with the Additional Funding (whether by purchase or conversion of a promissory note) and (ii) the lesser of one-half of the number of Series B Warrants that the Holder received for the purchase of one Second Tranche Share and the actual number of Series B Warrants then owned by the Holder.

(b)           The Holder shall be permitted to exercise up to but not more than US$3 million of the Put Right in any 30 day period.  That is, Ener1 will not be obligated to issue Ener1 Shares having an aggregate Ener1 Share Price of more than US$3 million in any 30 day period in connection with an exercise of the Put Right.

1.2           Delivery of Series B Shares, Series B Warrants and Additional Funding Securities.  The Series B Shares and Series B Warrants shall be deemed delivered to Ener1 upon the deposit of such Put Shares and Series B Warrants into the VPS account of Ener1 bearing the number 11830.0030913.  In order to facilitate such deposits, the Holder shall execute written instructions as may be reasonably requested by Ener1 to effectuate the transfer of the First Tranche Shares, Second Tranche Shares and Series B Warrants into Ener1’s VPS accounts.  The Holder shall, with the assignment of its Series B Shares to Ener1, assign all of its rights and privileges as a holder of such Series B Shares under the Shareholders Agreement and otherwise to Ener1, including, without limitation, its right to vote such shares and appoint directors to the Think board.

1.3           Delivery of Ener1 Shares.  Ener1 shall deliver a certificate evidencing the number of Ener1 Shares issuable to the Holder under Section 1.1 no later than ten business days after the delivery of the corresponding Series B Shares, Series B Warrants and Additional Funding Securities in accordance with Section 1.2.  Ener1 shall undertake to register the Ener1 Shares issuable in connection with the Put Right as promptly as practicable so that the Holder will be permitted to sell the Ener1 Shares it receives in connection with a Put Right within 15 business days of the receipt of such shares by the Holder.  In order to facilitate such registration, Ener1 and the Holder will cooperate in good faith in connection with such registration process and enter into such agreements as may be reasonably necessary to effectuate such registration on a timely basis.  The Holder acknowledges and agrees that Ener1’s obligation to effectuate the foregoing registration is subject to any restrictions and delays that may be imposed on Ener1 under applicable securities laws and regulators and contracts to which Ener1 may be a party.

1.4           Further Assurances.  If the Holder exercises any of the rights contained in this Section 1, the Holder will promptly execute such documents and take such other actions reasonably necessary to expeditiously carry out the intent of the foregoing provisions, including an exchange agreement that contains accredited investor representations required by Ener1 in order to issue its restricted shares in compliance with U.S. securities laws.

1.5           Waiver of Special Rights.  The Holder hereby waives, and agrees to take any further actions necessary to waive, all of its rights under Section 10 of the Shareholders Agreement.  The Holder shall, upon the request of Ener1 or Think, execute such documents and take such other actions reasonably necessary to expeditiously carry out the intent of this waiver.  Ener1 acknowledges and understands that the waiver given by the Holder under this Section 1.5 was in partial consideration for the registration rights described in Section 1.3.  If, in connection with the transactions contemplated in the term sheet attached hereto as Appendix 1, Ener1 registers Ener1 Shares issued to other shareholders of Think on terms that are the same or more favorable than what is provided to the Holder under Section 1.3, or grants them put rights that are more favorable than what is given to the Holder under this Agreement, the Holder’s waiver under this Section 1.5 shall be rescinded unless and until Ener1 is able to provide the Holder improved rights under this Agreement that are reasonably satisfactory to the Holder.  If Ener1 breaches its obligations under this Agreement and the Holder is unable to exercise the Put Right in full in accordance with this Agreement, the Holder’s waiver under this Section 1.5 shall be rescinded, and the Holder shall be entitled to exercise any and all remedies against Ener1 to compensate it for any damages incurred as a result of such breach.

1.6           Additional Investments by the Holder in Think.  The Holder shall have the right to invest between US$3 – 7 million of new money into Think over the next 12 months from the date of this Agreement, provided that such investment shall be subject to the board approval of the Holder and the board of Think.

2.           REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder hereby represents and warrants to Ener1 and agrees with Ener1 that, as of the date hereof:

2.1                      Authorization; Enforceability.  The Holder is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate power and authority to acquire the Ener1 Shares as contemplated herein and to execute and deliver this Agreement.  This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2           No Conflicts.  The execution and performance of this Agreement do not conflict in any material respect with any agreement to which the Holder is a party or is bound thereby, any court order or judgment applicable to the Holder, or (if the Holder is an entity) the constituent documents of the Holder.

3.           REPRESENTATIONS AND WARRANTIES OF ENER1.  Ener1 hereby represents and warrants to the Holder and agrees with the Holder that, as of the date hereof:

3.1                      Organization, Good Standing and Qualification.  Ener1 is duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to carry on its business as now conducted.

3.2                      Authorization; Consents.  Ener1 has the requisite corporate power and authority to enter into and perform its obligations under this Agreement.  All corporate action on the part of Ener1 necessary for the authorization, execution and delivery of, and the performance by Ener1 of its obligations under, this Agreement has been taken, and no further consent or authorization of Ener1 or its board of directors is required.

3.3                      Enforcement.  This Agreement has been duly executed and delivered by Ener1 and constitutes the valid and legally binding obligation of Ener1, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

4.           MISCELLANEOUS.

4.1           Survival; Severability.  The representations, warranties and covenants made by the parties herein shall survive the execution of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

4.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement.  For the avoidance of doubt, none of the shareholders of Think other than the Holder and Ener1, nor Think itself, shall have any rights or obligations under this Agreement.

4.3           Injunctive Relief.  Each party acknowledges and agrees that a breach by such party of such party’s obligations hereunder will cause irreparable harm to the other parties and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such other parties shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

4.4           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to such party under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile or email transmission.

4.6           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7           Notices.  Any notice, demand or request required or permitted to be given by Ener1 or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to an overnight courier, in accordance with the notice information set forth beneath the respective party’s signature to this Agreement, or as shall be designated by such party in writing to the other party in accordance with this Section 4.7.

4.8           Expenses.  Ener1 and the Holder shall pay all costs and expenses that such party incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

4.9           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between or among the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by Ener1 and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1, INC.		HOLDER: INVESTINOR AS

By:	/s/ Charles Gassenheimer	By:	/s/ Geirone Kjesbo
	Name: Charles Gassenheimer		Name: Geirone Kjesbo
	Title: CEO		Title: CEO

Notice Address: 1540 Broadway, Suite 25C New York, NY 10036 Attn: Chief Executive Officer Tel: (212) 920-3500 Fax: (212) 920-3510	Notice Address: [Address] Attention: ______________ Telephone: ______________ Facsimile: ______________

Signature Page to Expanded Put Right Agreement